AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT

AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT (“Amendment No. 1”), dated as of June 30, 2006 by and between DOV PHARMACEUTICAL, INC., a Delaware corporation (the “Company”) and WARREN STERN (the “Executive”).

WITNESSETH:

WHEREAS, the Company and Executive entered into an Employment Agreement dated as of September 10, 2003 (the “Employment Agreement”);

WHEREAS, the Company and the Executive both desire to modify certain provisions of the Employment Agreement;

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Employment Agreement.

NOW, THEREFORE, the parties mutually agree as follows:

1. Section 1.01 “Term” of the Employment Agreement shall be deleted from the Employment Agreement and replaced with the following provision:

Section 1.01. Term. The initial term of this Employment Agreement shall commence on the date the Executive commences consulting work for the Company, which shall be no later than September 10, 2003, and unless sooner terminated pursuant to Article III hereof, shall terminate on March 31, 2007 (the “Initial Employment Period”). Unless sooner terminated pursuant to Article III, the parties may by written agreement renew this Agreement for one year (each such one-year period hereinafter referred to as a “Renewal Period”; the Initial Employment Period and all Renewal Periods hereinafter (if any) referred to as the “Period”).

2.   Paragraph (b) of Section 1.03 “Duties” shall be deleted from the Employment Agreement and replaced with the following provision:

(b) During the Period once full-time duty commences, the Executive shall perform faithfully the duties covered by Section 1.03(a) to the best of his ability and devote his full business time and attention to the Company's business and not engage in any other business activities except with the approval of the Board provided that he may subject to Section 4.01 invest in companies not requiring his services and may subject to Section 1.03(a) devote reasonable time to charitable and civic affairs. Notwithstanding the foregoing, (i) from October 1, 2006 until January 1, 2007 (the “First Reduction Period”), the Executive shall only be required to work an amount of hours equal to 70% of the hours customarily worked by similarly situated executives at the Company and shall work from the Company’s Somerset offices 4 days every two weeks (with the remaining time spent working from home), and (ii) from January 1, 2007 until March 31, 2007 (the “Second Reduction Period”), the Executive shall only be required to work an amount of hours equal to 50% of the hours customarily worked by similarly situated executives at the Company and shall work from the Company’s Somerset offices 3 days every two weeks (with the remaining time spent working from home).

3.   Section 2.01 “Basic Compensation” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 2.01. Basic Compensation. As compensation for the Executive's services hereunder, once full-time duty commences, the Company shall pay to the Executive an annual salary of $300,000 (as adjusted, "Basic Compensation"), payable in bi-weekly or monthly installments. As a consultant pending full-time duty, the Executive shall be paid $1,000 per day. The Basic Compensation may be increased in the discretion of the Board and the parties acknowledge that the Executive receives as of the date of this Amendment No. 1 Basic Compensation in the annual amount of $345,000. Notwithstanding the foregoing, (i) commencing on the first day of the First Reduction Period, the amount of Executive’s Basic Compensation paid to the Executive immediately prior to the First Reduction Period shall be reduced by 30% and (ii) commencing on the first day of the Second Reduction Period, the Executive’s Basic Compensation paid to the Executive immediately prior to the First Reduction Period shall be reduced by 50%.

4. Paragraph (b) of Section 2.03 “Other Benefits” shall be deleted from the Employment Agreement and replaced with the following provision:

(b) The Executive shall be eligible to participate in the Company’s stock option program. On September 10, 2003, the Executive received options to purchase 285,000 shares of the Company's common stock at a strike price equal to the closing price thereof on the grant date, with half of the options vesting after 18 months of full-time employment and the remainder vesting ratably quarterly over the subsequent 18 months of full-time employment. The other terms of such options shall be governed by the Company's standard stock option agreement in use at the time of grant, which will incorporate the terms established by the Company’s stock option plan as the same may be amended from time to time; provided, however, that the Executive's options to the extent not vested shall vest upon a termination of employment pursuant to Section 3.01(d), Section 3.03(a) or Section 3.04 but be exercisable for 90 days following the date of termination.

On June 30, 2006, the Executive shall be granted options to purchase 75,000 shares of the Company’s stock at an exercise determined by the closing price on the grant date. Such options shall vest in full on March 31, 2007. The other terms of such options shall be governed by the Company’s standard stock option agreement in use at the time of grant, which will incorporate the terms established by the Company’s stock option plan as the same may be amended from time to time; provided, however, that such options to the extent not vested shall vest upon a termination of employment pursuant to Section 3.01(d), Section 3.03(a) or Section 3.04 but be exercisable for 90 days following the date of termination.

5. Paragraph (d) of Section 2.03 “Other Benefits” shall be deleted from the Employment Agreement and replaced with the following provision:

(d)  The Executive shall be entitled to six weeks of paid vacation in each calendar year subject to the provisions below. The Executive shall also be entitled to the same standard paid holidays given by the Company to senior executives generally, all as determined from time to time by the Board or appropriate committee thereof. Vacation time shall cumulate and carry forward from year to year, provided that the Executive shall not be entitled to more than ten weeks of vacation in any one year without the permission of the Compensation Committee and, provided that the Executive shall coordinate his vacation schedule with the Chief Executive Officer and President. On October 1, 2006, the Executive (i) shall be paid for all accrued and unused vacation accumulated by the Executive prior to the date thereof and (ii) shall only be entitled to three weeks of paid vacation during the First and Second Reduction Periods.

6. Paragraph (e) of Section 2.03 “Other Benefits” shall be deleted from the Employment Agreement and replaced with the following provision:

(e)  The Company shall reimburse the Executive for travel or other expenses or disbursements including, without limitation, expenses relating to the Executive’s commute to and local lodging in Somerset, NJ, reasonably incurred or made by him in connection with the Company’s business during the Period upon reasonable documentation thereof; provided, however, that the Executive’s reimbursable expenses shall in no event exceed $370 every ten business days.

7.  Paragraph (c) of Section 3.03 “Termination of Employment by the Executive” shall be deleted from the Employment Agreement and replaced with the following provision:

(c) If the Executive terminates this Employment Agreement for any reason other than those contained in Sections 3.03(a) or 3.04, the rights and obligations of the parties hereunder shall terminate immediately (except as otherwise provided in Article IV) and the Employment Period shall terminate immediately except that the Executive shall be entitled to receive, in complete and total satisfaction of the obligations of the Company hereunder, his Basic Compensation, Incentive Compensation and Benefits through the date of such termination.

8.  Section 5.01 “Services as Officer or Director” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 5.01.  Services as Officer or Director. During the Period, the Executive shall, if elected or appointed, serve as a director of the Company and as an officer and director of all current and future subsidiaries and affiliates of the Company without any additional compensation for such services provided that the Executive shall be provided with reasonable and customary directors and officers insurance if any such corporation is or becomes publicly held and further provided that the Company shall cause any such subsidiary and affiliate to save the Executive harmless from any and all liability arising out of the performance of the Executive’s duties as director and officer. In the event the Period is terminated for any reason, the Executive shall immediately resign from all of such director and/or officer positions.

9.  Section 5.04 “Notices” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 5.04.  Notices. Any notice or request required or permitted to be given under this Employment Agreement shall be sufficient if in writing and delivered personally or sent by registered mail, return receipt requested, to the addresses set forth below or to any other address designated by either party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery thereof or three days after the date of such mailing thereof, as the case may be.

If to the Executive, to:

Warren Stern
C/O DOV Pharmaceutical, Inc.
150 Pierce Street
Somerset, NJ 08873

If to the Company, to:

DOV Pharmaceutical, Inc.
150 Pierce Street
Somerset, NJ 08873
Attn: General Counsel

10.  Section 5.9 “Entire Agreement; Amendments” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 5.9.  Entire Agreement; Amendments. This Agreement, as amended by Amendment No. 1 hereto, contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements or understandings between the parties hereto or any related parties. This Agreement may be amended only pursuant to a writing signed by both parties hereto.

11. The following shall be added as Section 5.13 of the Employment Agreement:

Section 5.13. Consultation Services.  Upon termination or expiration of the Period and for 12 months thereafter, the Executive shall be available as a consultant to the Company upon the request of the Company and shall provide such Consultation Services for up to a reasonable amount of time and upon terms to be determined by mutual agreement of the parties hereto.

12. All other provisions of the Employment Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

DOV PHARMACEUTICAL, INC.

By: /s/ Arnold Lippa	/s/ Warren Stern
Name: Arnold Lippa Title: Chairman of the Board	Warren Stern